As filed with the Securities and Exchange Commission on November 13, 2008                                                                                Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

State Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	11-2846511 (I.R.S. Employer Identification No.)
Two Jericho Plaza Jericho, New York 11753 (516) 465-2300 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patricia M. Schaubeck, Esq.
General Counsel
State Bancorp, Inc.
Two Jericho Plaza
Jericho, New York 11753
(516) 465-2300
(Name,  address, including zip code,
and telephone number, including
area code, of agent for service)
Copy to: Robert C. Azarow, Esq. Thacher Proffitt & Wood LLP Two World Financial Center New York, New York 10281 (212) 912-7400

Approximate date of commencement of proposed sale to the public:  from time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [   ]                                        Accelerated Filer [X]                                                   Non-accelerated filer [   ]                                        Smaller reporting company [   ]

                                                                        (Do not check if a
                                                                        smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)(2)(3)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(4)
Common Stock, par value $5.00 per share
Preferred Stock, par value $0.01 per share
Senior Debt Securities
Subordinated Debt Securities
Warrants to Purchase Common or Preferred Stock
	$100,000,000		$100,000,000	$3,930

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
The Registrant is hereby registering an indeterminate principal amount and number of each identified class of its securities up to a proposed maximum aggregate offering price of $100,000,000, which may be offered from time to time in unspecified numbers at unspecified prices. The Registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(3)
The Registrant is hereby registering such indeterminate amount and number of each identified class of the identified securities as  may be issued upon conversion, exchange, or exercise of any other securities that provide for such conversion, exchange or exercise.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

____________________________________________________________________________________________________________________________________________
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. The securities described in this prospectus cannot be sold until the registration statement that we have filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell the securities, nor is it a solicitation of an offer to buy the securities in any jurisdiction where an offer or sale thereof is not permitted.

Subject to Completion, dated November 13, 2008

PROSPECTUS

STATE BANCORP, INC.

Common Stock
Preferred Stock
Senior Debt Securities
Subordinated Debt Securities
Warrants

State Bancorp, Inc. (“State Bancorp” or the “Company”) may offer, issue and sell from time to time, together or separately, (i) shares of our common stock, (ii) shares of our preferred stock, which we may issue in one or more series, (iii) unsecured senior debt securities, (iv) unsecured subordinated debt securities, and (v) warrants to purchase our common or preferred securities, up to a maximum aggregate offering price of $100,000,000.

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision. Our common stock is listed on the NASDAQ Global Market under the symbol “STBC.”  Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

You should carefully read and consider the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2007, periodic reports, prospectus supplements relating to specific offerings of securities and in other information that we file with the Securities and Exchange Commission before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are unsecured and are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. These securities involve investment risks, including possible loss of principal.

The date of this prospectus is                    , 20

TABLE OF CONTENTS

Page

AVAILABLE INFORMATION                                                                                                                                                                                                                                                                         ii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                                                                                                                                                                                                           ii

FORWARD-LOOKING STATEMENTS                                                                                                                                                                                                                                                         iii

ABOUT THIS PROSPECTUS                                                                                                                                                                                                                                                                            1

OUR COMPANY                                                                                                                                                                                                                                                                                                 1

RISK FACTORS                                                                                                                                                                                                                                                                                                  2

USE OF PROCEEDS                                                                                                                                                                                                                                                                                            2

RATIO OF EARNINGS TO COMBINED FIXED CHARGES                                                                                                                                                                                                                        2

SUMMARY OF THE SECURITIES OFFERED BY THIS PROSPECTUS                                                                                                                                                                                                    2

DESCRIPTION OF CAPITAL STOCK                                                                                                                                                                                                                                                             3

DESCRIPTION OF DEBT SECURITIES                                                                                                                                                                                                                                                           6

DESCRIPTION OF WARRANTS                                                                                                                                                                                                                                                                     8

PLAN OF DISTRIBUTION                                                                                                                                                                                                                                                                                9

EXPERTS                                                                                                                                                                                                                                                                                                            12

LEGALITY                                                                                                                                                                                                                                                                                                          12

i

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended, or the Exchange Act, with the Securities and Exchange Commission (the “SEC”). You may read and copy any of these filed documents at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC, 20549. Please call the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov.

Our Internet address is www.statebankofli.com.  The Company makes available on its website, free of charge, its periodic and current reports, proxy and information statements and other information we file with the SEC and amendments thereto as soon as reasonably practicable after the Company files such material with, or furnishes such material to, the SEC, as applicable.  Unless specifically incorporated by reference, the information on our website is not part of this prospectus.

This prospectus is part of a Registration Statement and does not contain all of the information included in the Registration Statement. Whenever a reference is made in this prospectus or any prospectus supplement to any contract or other document of ours, you should refer to the exhibits that are a part of the Registration Statement for a copy of the referenced contract or document. Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

The SEC allows us to "incorporate by reference" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering covered by this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on March 17, 2008 (File No. 001-14783);

•
Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2008 filed with the SEC on May 12, 2008; for the quarter ended June 30, 2008 filed with the SEC on August 11, 2008; and for the quarter ended September 30, 2008 filed with the SEC on November 10, 2008 (File No. 001-14783);

•
Our Current Reports on Form 8-K filed with the SEC on January 30, 2008, January 31, 2008, March 12, 2008, March 26, 2008, April 10, 2008, April 30, 2008, May 2, 2008, June 3, 2008, June 18, 2008, July 30, 2008, August 6, 2008, September 29, 2008 and October 29, 2008 (excluding, in each case, information or documents furnished but not filed therewith) (File No. 001-14783); and

•	The description of our capital stock contained in our Registration Statement on Form 8-A filed with the SEC on January 26, 1999 (File No. 001-14783).

On the written or oral request of each person, including any beneficial owner, to whom a copy of this prospectus is delivered, we will provide, without charge, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference.

Written requests for copies should be directed to State Bancorp, Inc., Two Jericho Plaza, Jericho, NY 11753, Attention: Janice Clark.  Telephone requests for copies should be directed to (516) 465-2300.

You should rely only upon the information provided in this document, or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this document, including any information incorporated by reference, is accurate as of any date other than the date indicated on the front cover or the date given in the applicable document.

ii

FORWARD-LOOKING STATEMENTS

 This prospectus, including information incorporated herein by reference, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements involve risk and uncertainty and a variety of factors could cause State Bancorp’s actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. We do not have a policy of updating or revising forward-looking statements except as otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.

State Bancorp’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have a material adverse effect on the operations of State Bancorp and its subsidiaries include, but are not limited to, changes in:

•	market interest rates,

•	general economic conditions,

•	legislative/regulatory changes,

•	monetary and fiscal policies of the U.S. Government,

•	the quality and composition of the loan or investment portfolios,

•	demand for loan products,

•	deposit flows,

•	competition,

•	demand for financial services in the Company’s primary trade area,

•	litigation, tax and other regulatory matters,

•	accounting principles and guidelines, and

•	other economic, competitive, governmental, regulatory and technological factors affecting State Bancorp’s operations, pricing and services.

Further information on other factors that could affect State Bancorp is included in the SEC filings incorporated by reference in this prospectus. See also “Risk Factors” contained herein and therein.

iii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings, up to a maximum aggregate offering price of $100,000,000. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time that securities are sold, a prospectus supplement that will contain specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement together with additional information described under the headings “Available Information” and “Incorporation of Certain Documents by Reference.”

As used in this prospectus, “State Bancorp,” “the Company,” “we,” “us,” and “ours” refer to State Bancorp, Inc. and its subsidiaries.

You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of such documents. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

OUR COMPANY

State Bancorp, a one-bank holding company headquartered in Jericho, New York, was formed in 1985.  The Company operates as the parent for its wholly owned subsidiary, State Bank of Long Island, a New York State chartered commercial bank founded in 1966 (the “Bank”), and its subsidiaries, and the Company’s unconsolidated wholly owned subsidiaries, State Bancorp Capital Trust I and II, entities formed in 2002 and 2003, respectively, to issue trust preferred securities.  The Bank conducts a general banking business focused on the small to mid-sized business, municipal and consumer markets in Long Island and New York City.  The income of the Company is derived through the operations of the Bank and its subsidiaries, SB Portfolio Management Corp. (“SB Portfolio”), SB Financial Services Corp. (“SB Financial”), New Hyde Park Leasing Corp. and its subsidiaries, P.W.B. Realty, L.L.C. and State Title Agency, LLC, and SB ORE Corp.  On June 2, 2008, the Bank completed the sale of substantially all of the assets of its leasing subsidiary, SB Equipment Leasing Corp. (f/k/a Studebaker-Worthington Leasing Corp.) (“SB Equipment”).  Subsequent to the sale, SB Equipment no longer contributes to the income of the Company.

The Bank serves its customer base through 16 full-service branches and a corporate banking branch.  In February 2008, the Bank opened a corporate banking branch in Manhattan.  Of the Bank’s full-service branch locations, eight are in Nassau County, five are in Suffolk and three are in Queens County.  The Bank offers a full range of banking services to individuals, corporations, municipalities, and small to medium–sized businesses.  Retail and commercial products include checking accounts, NOW accounts, money market accounts, savings accounts, certificates of deposit, individual retirement accounts, commercial loans, construction loans, home equity loans, commercial mortgage loans, consumer loans, small business lines of credit, equipment leases, cash management services and telephone and online banking.  In addition, the Bank also provides safe deposit services, merchant credit card services, access to annuity products and mutual funds, residential loans, and a consumer debit card with membership in a national ATM network.  The Company’s loan and lease portfolio is concentrated in commercial and industrial loans and commercial mortgages.  The Bank does not engage in subprime lending and does not offer payment option ARMs or negative amortization loan products.

SB Portfolio and SB Financial are each wholly owned subsidiaries of the Bank. SB Portfolio provides investment management services to the Bank, while SB Financial provides balance sheet management services such as interest rate risk modeling, asset/liability management reporting and general advisory services to the Bank.

At September 30, 2008, the Company, on a consolidated basis, had total assets of approximately $1.6 billion, total deposits of approximately $1.3 billion, and stockholders’ equity of approximately $112 million. Unless the context otherwise requires, references herein to the Company include the Company and its subsidiaries on a consolidated basis and references to the Bank include the Bank and its subsidiaries on a consolidated basis.

Neither the Company nor any of its direct or indirect subsidiaries is dependent upon a single customer or very few customers.  No material amount of deposits is obtained from a single depositor.  The Bank does not rely on foreign sources of funds or income, and the Bank does not have any foreign commitments, with the exception of letters of credit issued on behalf of several of its domestic customers.

The Company expects that compliance with provisions regulating environmental controls will have no material effect upon the capital, expenditures, earnings or competitive position of the Company.  The Company operates in the banking industry, and management considers the Company to be aggregated in one reportable operating segment.  The Bank has not experienced any material seasonal fluctuations in its business.  The Company has not had material expenditures for research and development.  The Company employed 292 full-time and part-time officers and employees as of September 30, 2008.

RISK FACTORS

Before you invest in our securities, in addition to the other information, documents or reports included or incorporated by reference in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K, and in our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes.  We may temporarily invest funds that we do not immediately need for these purposes in short-term marketable securities or use them to make payments on our borrowings.  We may set forth additional information on the use of proceeds from the sale of securities offered by this prospectus in the applicable prospectus supplement.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES

       Our consolidated ratios of earnings to fixed charges for each of the periods indicated is as follows:

	Nine Months Ended		Year Ended
	September 30,		December 31,
	2008	2007	2007	2006	2005	2004	2003
Ratio of Earnings to Fixed Charges:
Excluding Interest on Deposits	6.71 x	7.87 x	7.08 x	23.84 x	(10.59) x	10.76 x	19.97 x
Including Interest on Deposits	1.38 x	1.22 x	1.18 x	1.63 x	(1.57) x	2.46 x	2.49 x

As of the date of this prospectus, we had no shares of preferred stock outstanding.  For the purpose or computing the ratios of earnings to fixed charges, earnings consist of consolidated income from continuing operations before income tax expense and fixed charges. Fixed charges exclude interest on uncertain tax positions which is classified with income tax expense in the consolidated financial statements.

SUMMARY OF THE SECURITIES OFFERED BY THIS PROSPECTUS

We may offer any of the following securities from time to time:

•	common stock;

•	preferred stock;

•	debt securities; and

•	warrants to purchase common stock or preferred stock.

When we use the term "securities" in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. The total dollar amount of all securities that we may issue will not exceed $100,000,000. This prospectus, including the following summary of the securities that may be issued, describes the general terms that may apply to the securities. The specific terms of any particular securities that we may offer will be described in a separate prospectus supplement.

Common Stock

We may offer shares of our common stock, which is currently traded on the NASDAQ Global Market under the symbol “STBC.”  See "Description of Capital Stock" beginning on page 3 of this prospectus.

Preferred Stock

We may offer our preferred stock in one or more series. For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or the manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exchangeable for other securities or property, if any; the redemption terms, if any; and any other specific terms that apply to that series of preferred stock. See "Description of Capital Stock" beginning on page 3 of this prospectus.

Debt Securities

We may offer debt securities at various times in one or more series. The debt securities will be our direct unsecured general obligations, and may include debentures, notes, bonds and/or other evidences of indebtedness and may be senior, subordinated or junior subordinated.  Any debt securities we issue will be issued under an indenture between us and a trustee to be named therein, the forms of which have been filed as exhibits to the Registration Statement of which this prospectus is a part.  The terms of any debt securities that we offer will be set forth in the applicable prospectus supplement. See "Description of Debt Securities" beginning on page 6 of this prospectus.

Warrants

We may offer warrants to purchase our common stock or preferred stock. For any particular warrants we offer, the applicable prospectus supplement will describe the underlying security; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of securities to be delivered by us upon exercise; and any other specific terms. We may issue the warrants under warrant agreements between us and one or more warrant agents. See "Description of Warrants" beginning on page 8 of this prospectus.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will state such information.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and certain provisions of our certificate of incorporation, bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our certificate of incorporation and bylaws, copies of which are available as set forth under “Incorporation of Certain Documents by Reference.”

Authorized Capital Stock

The Company’s authorized capital stock consists of 20,250,000 shares, 20,000,000 of such shares being common stock, par value $5.00 per share, and 250,000 of such shares being preferred stock, par value $0.01 per share, issuable in one or more series.  As of November 10, 2008, 14,494,238 shares of our common stock were issued and outstanding, and no shares of our preferred stock were issued and outstanding.  No warrants to purchase our common stock or preferred stock were issued or outstanding.

Common Stock

Voting Rights.  Each share of our common stock is entitled to one vote on each matter submitted to a vote of the stockholders.  The Board of Directors is elected on a staggered basis with approximately one-third of all directors elected each year.  Stockholders do not have cumulative voting rights with respect to any matters to be voted upon, including the election of directors.  Without cumulative voting, the holders of a majority of the outstanding voting stock could elect all of the directors.

Dividend Rights. Holders of our common stock are entitled to dividends when, as, and if declared by our Board of Directors out of funds legally available for the payment of dividends.  Under New York State corporation law, dividends are payable out of surplus only, and may be declared and paid by the Company at any time except when the Company is then insolvent or would thereby be made insolvent.

Liquidation and Dissolution. In the event of the liquidation, dissolution and winding up of the Company, the holders of our common stock are entitled to receive ratably all of the assets of the Company available for distribution after satisfaction of all liabilities of the Company, subject to the rights of the holders of any shares of the Company’s preferred stock that may be issued from time to time.

Other Rights.  Holders of our common stock have no preemptive rights, and there are no conversion rights or redemption or sinking fund provisions applicable to shares of common stock.

Other Matters.  Wells Fargo Shareowner Services is the transfer agent for the Company.  During any time period in which the shares of our common stock are not listed on a national securities exchange or are not regularly quoted in an over-the-counter market by one or more members of a national or an affiliated securities association, the ten largest stockholders of the Company will jointly and severally be personally liable for all debts, wages and salaries due and owing to any of the Company’s laborers, servants or employees (other than contractors) for services performed by them for the Company.  Except as indicated above, no holder of our common stock will be personally liable for the debts of the Company.

Preferred Stock

Our Board of Directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to fix the number of shares, dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking funds, and any other rights, preferences, privileges and restrictions applicable to each such series of preferred stock.

Prior to the issuance of any shares of a new series of preferred stock, we will amend our certificate of incorporation, designating the number of shares of that series and the terms of the stock of that series.  Each series of preferred stock that we issue will constitute a separate class of stock. The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock.  The ability of our Board of Directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

•	the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

•	the offering price;

•
the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

•	any redemption or sinking fund provisions;

•	the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

•	the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

•	the voting rights, if any, of shares of such series;

•	the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

•
the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation;

•
the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

•	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

The description of the terms of a particular series of preferred stock in the applicable prospectus supplement will not be complete.  You should refer to the applicable amendment to the certificate of incorporation for complete information regarding a series of preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable.  Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will, upon issuance, rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock.  The rights of the holders of our preferred stock will be subordinate to that of our general creditors.

Material Provisions of our Certificate of Incorporation and Bylaws and New York Law

Anti-takeover Provisions.  The Certificate of Incorporation and Bylaws of the Company contain provisions designed to assure continuity of management and to discourage sudden changes in control of the Board of Directors by a party seeking control of the Company.

Omission of Cumulative Voting.  The omission of cumulative voting from the Company’s Certificate of Incorporation may be considered anti-takeover in nature.  Cumulative voting entitles each stockholder to as many votes as equal the number of shares owned by him or her multiplied by the number of directors to be elected.  A stockholder may cast all these votes for one candidate or distribute them among any two or more candidates.  Cumulative voting is optional under the New York State Business Corporation Law.

Opposition to a Tender Offer.  The Certificate of Incorporation enables the Board of Directors to oppose a tender or other offer for its securities on the basis of factors other than economic benefit to stockholders, such as the impact the acquisition of the Company would have on the community, the effect of the acquisition upon employees, depositors and customers, and the reputation and business practices of the tender offeror.

Classification of Board of Directors.  The Certificate of Incorporation provides for the division of the Board of Directors into three classes, as nearly equal as possible.  Each class of directors is elected for a term of three years.  As a result, only one class of directors is elected at each annual meeting of the stockholders of the Company.  Any vacancy on the Board may be filled by a majority vote of the remaining directors.  Directors elected in this manner to fill a vacancy will serve only until the next election of the directors by the stockholders, at which time the stockholders will elect a new director to serve the unexpired portion of the vacated term.

This classification provision would extend the time required to change control of the Board and would tend to discourage any unauthorized takeover bids for the Company.  Under this classification provision, it may require at least two annual meetings for even a majority of the stockholders to make a change in control of the Board.

Special Approval Requirements for Certain Business Combinations.  Under New York State corporation law, and in the absence of any additional requirements imposed by a corporation’s certificate of incorporation, mergers, consolidations and most other business combinations must be approved by 66-2/3% of the outstanding shares.  Thus, absent any other provisions in a corporation’s certificate of incorporation, a takeover bidder could acquire two-thirds of the outstanding common stock through any combination of private purchase, open market purchase or tender offer, and then complete the acquisition by a business combination such as a merger, sale of assets or other transaction and thus force out the remaining one-third.

Instead, the Certificate of Incorporation of the Company adopts a standard for business combinations that requires the approval of (i) the holders of 75% of the Company’s outstanding stock, provided that such transaction has received the prior approval of 66-2/3% of the entire Board of Directors, or (ii) the holders of 66-2/3% of the Company’s outstanding stock, provided that such transaction has received the prior approval of 80% of the entire Board of Directors.

In addition, business combinations involving the Company or any of its subsidiaries and a stockholder who owns, directly or indirectly, not less than 5% of the voting shares of the Company, requires the approval of the holders of at least 95% of the Company’s outstanding capital stock, unless certain conditions are met regarding the consideration to be received by the stockholders of the Company as well as other financial requirements.

Vote Required to Amend Certain Provisions.  The Certificate of Incorporation provides that those Articles relating to opposition to tender offers, classification of the Board, and certain business combinations may not be amended, altered, changed, or repealed without the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote.

Nominations for Directors.  The Bylaws of the Company provide that, with certain exceptions, nominations of candidates for election as directors of the Company, other than those made by directors of the Company, must be made at the annual meeting of the stockholders by the stockholders entitled to cast at least 5% of the outstanding capital stock, or in writing and delivered or mailed to the Secretary of the Company not less than ninety (90) days prior to any stockholders’ meeting called for the election of directors.  The notification must contain certain information, to the extent known to the nominating stockholder.  This provision could be viewed as anti-takeover in nature since it may make it more difficult for stockholders to nominate candidates and may give an advantage to incumbent management’s nominees.

Advance Notice;   Preferred Stock.  The Company’s Bylaws contain restrictions that may discourage other persons from attempting to acquire control of the Company, including, without limitation, prohibitions on stockholder action by written consent and advance notice requirements with respect to matters to be voted upon at all stockholders’ meetings.  In addition, the Company’s Certificate of Incorporation authorizes the issuance of up to 250,000 shares of preferred stock.  The rights and preferences for any series of preferred stock may be set by the Board of Directors, in its sole discretion and without stockholder approval, and the rights and preferences of any such preferred stock may be superior to those of the common stock and thus may adversely affect the rights of holders of the common stock.

The overall effect of the Certificate of Incorporation and Bylaw provisions described above may be to deter a future tender offer or other takeover attempt that some stockholders might view to be in their best interests as the offer might include a premium over the market price of the Company’s common stock at that time.  In addition, these provisions may have the effect of assisting the Company’s current management in retaining its position and place it in a better position to resist changes which some stockholders may want to make if dissatisfied with the conduct of the Company’s business.  In addition, the existence of the employment agreement with the Company’s chief executive officer and change in control agreements with the Company’s executive officers could add to the cost of a takeover of the Company.  Furthermore, the Company’s Employee Stock Ownership Plan may, depending upon its future size or the percentage of outstanding Company stock it may own in the future, be used in defense of a contested takeover.  There are no other anti-takeover provisions in the Certificate of Incorporation or Bylaws, and there are no present plans to adopt other anti-takeover provisions.

 DESCRIPTION OF DEBT SECURITIES

We may offer unsecured debt securities which may be senior, subordinated or junior subordinated, and which may be convertible. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee to be selected.  The forms of both senior and subordinates indentures are filed as exhibits to the registration statement of which this prospectus forms a part.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

Debt Securities

The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount;

•	whether the securities will be senior, subordinated or junior subordinated;

•	applicable subordination provisions, if any;

•	conversion or exchange into other securities;

•	percentage or percentages of principal amount at which such securities will be issued;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s) and the method of computation of interest rate(s);

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form of a debt security;

•	amount of discount or premium, if any, with which such securities will be issued;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

•
whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•
the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	extent to which a secondary market for the securities is expected to develop;

•	our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	additional terms not inconsistent with the provisions of the indenture.

General

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the Company or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary, or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue, together with other securities or separately, warrants to purchase our common stock or preferred stock.  We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement.  The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read any applicable warrant agreements and warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants.  We will file copies of the forms of the warrant agreements and warrant certificates as exhibits to the Registration Statement of which this prospectus is a part or an amendment thereto or as exhibits to a Current Report on Form 8-K.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	whether the warrants are to be issued in registered or bearer form;

•	whether the warrants are extendible and the period or periods of such extendibility; and

•	information with respect to book-entry procedures, if any.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase for cash the amount of shares of common or preferred stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement.  Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby.  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities.  If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant.  A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell the securities being offered hereby, from time to time, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents; and

•	to investors directly in negotiated sales or in competitively bid transactions.

Any underwriter, agent or dealer involved in the offer and sale of any series of the securities will be named in the prospectus supplement.

We may distribute the securities from time to time in one or more transactions:

•	at fixed prices, which may be changed;

•	at market prices prevailing at the time of the sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

•	whether that offering is being made to underwriters or through agents or directly;

•	the rules and procedures for any auction or bidding process, if used;

•	the securities’ purchase price or initial public offering price; and

•	the proceeds we anticipate from the sale of the securities.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be.  If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.  We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

Sales Through Underwriters

If we use underwriters in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account.  The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The obligations of the underwriters to purchase the securities will be subject to certain conditions.  Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us.  Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement.  Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement.  These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly as principal for our own account. In this case, no underwriters or agents would be involved.

Sales Through the Internet

We may from time to time offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such securities.  Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold.

Such a bidding or ordering system may present to each bidder, on a real-time basis, relevant information to assist you in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.  Other pricing methods may also be used.  Upon completion of such an auction process, securities will be allocated based on prices bid, terms of bid or other factors.

The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet bidding process or auction.  Many variations of the Internet auction or pricing and allocation systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of securities.  The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement.

If an offering is made using such a bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of such offering procedures.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both (this compensation to a particular broker-dealer might be in excess of customary commissions).

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation.  Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities.  Various of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.  We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer.  Such prospectus supplement will disclose:

•	the name of any participating broker, dealer, agent or underwriter;

•	the number and type of securities involved;

•	the price at which such securities were sold;

•	any securities exchanges on which such securities may be listed;

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and

•	other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities.  Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities.  No representation is made as to the magnitude or effect of any such stabilization or other transactions.  Such transactions, if commenced, may be discontinued at any time.

This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates.  In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our or any agent’s or dealer’s website and any information contained in any other website maintained by any agent or dealer:

•	is not part of this prospectus, the applicable prospectus supplement and any applicable pricing supplement or the Registration Statement of which they form a part;

•	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and

•	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from State Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007 and the effectiveness of State Bancorp, Inc.’s internal control over financial reporting as of December 31, 2007 have been audited by Crowe Horwath LLP (f/k/a Crowe Chizek and Company LLC) independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGALITY

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the securities offered hereby will be passed upon for us by Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following statement sets forth our expenses in connection with the offering described in the Registration Statement (all of which we will bear).  All amounts shown are estimated, except the SEC registration fee.

SEC registration fee	$3,930
Accountants’ fees and expenses	4,000
Legal fees and expenses	100,000
TOTAL	$107,930

Item 15.  Indemnification of Directors and Officers

The Registrant’s Bylaws provide, in effect, that it will indemnify each of its directors, officers and employees, and any director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise serving at its request who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact of such person’s duties to or on our behalf, to the fullest extent permitted by the New York Business Corporation Law.

With certain limitations, a director or officer of a corporation organized under the New York Business Corporation Law is entitled to indemnification by the corporation against reasonable expenses, including attorneys fees, incurred by him in connection with the defense of a civil or criminal proceeding to which he has been made, or has threatened to be made, a party by reason of the fact that he was such director or officer. In certain circumstances, indemnity is provided against judgments, fines and amounts to be paid in settlement.  Specific court approval is required in some cases.  In addition, the Registrant has purchased insurance policies which provide coverage for its directors and officers in certain situations where the Registrant cannot directly indemnify such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.  Exhibits

1	Form of Underwriting Agreement for common stock, preferred stock, warrants or debt securities*
4.1
Certificate of Incorporation of State Bancorp, Inc., as adopted on November 18, 1985, as corrected on January 29, 1986 and as amended on May 9, 1996, each incorporated by reference to Exhibits 3.1.1, 3.1.2 and 3.1.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, filed on August 9, 2006 (File No. 001-14783) and changed on July 25, 2007, as incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008, filed on August 11, 2008 (File No. 001-14783)

4.2
Amended and Restated Bylaws of State Bancorp, Inc., as amended effective as of September 23, 1997, as further amended on April 29, 2003 and June 26, 2007, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 28, 2007 (File No. 001-14783) and as further amended on September 29, 2008, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 29, 2008 (File No. 001-14783)

4.3	Form of Indenture for Senior Notes**
4.4	Form of Indenture for Subordinated Notes**
4.5	Form of certificate of amendment of the Certificate of Incorporation with respect to any preferred stock issued hereunder *
4.6	Form of preferred stock certificate*
4.7	Form of warrant agreement*
4.8	Form of warrant certificate*
5	Opinion of Thacher Proffitt & Wood LLP**
12	Computation of Ratio of Earnings to Combined Fixed Charges**
23.1	Consent of Crowe Horwath LLP**
23.2	Consent of Thacher Proffitt & Wood LLP (included in Exhibit 5)
24	Power of Attorney**
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Trustee under the Indenture for Senior Notes***
25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Trustee under the Indenture for Subordinated Notes***

*To be filed subsequently by an amendment to the Registration Statement or by a Current Report of the Company on Form 8-K and incorporated by reference herein

**Filed herewith

              ***To be filed separately under Form “305B2”

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15 of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for purposes of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hamlet of Jericho, State of New York, on November 13, 2008.

State Bancorp, Inc.

By:  /s/ Thomas M. O’Brien
Thomas M. O’Brien
President and Chief Executive
Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, this Registration Statement, has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Thomas M. O’Brien*	President, Chief Executive Officer and Director (Principal Executive Officer)	November 13, 2008
/s/ Brian K. Finneran Brian K. Finneran	Chief Financial Officer (Principal Financial and Accounting Officer)	November 13, 2008
Thomas E. Christman*	Director	November 13, 2008
Arthur Dulik, Jr.*	Director	November 13, 2008
Nicos Katsoulis*	Director	November 13, 2008
John J. LaFalce*	Director	November 13, 2008
K. Thomas Liaw*	Director	November 13, 2008
Joseph F. Munson*	Director	November 13, 2008
John F. Picciano*	Director	November 13, 2008
Suzanne H. Rueck*	Director	November 13, 2008
Andrew J. Simons*	Director	November 13, 2008
Jeffrey S. Wilks*	Director	November 13, 2008

*By:   /s/ Brian K. Finneran

Brian K. Finneran

Attorney-in-fact

November 13, 2008

EXHIBIT INDEX

Exhibit Number	Description
1	Form of Underwriting Agreement for common stock, preferred stock, warrants or debt securities*
4.1
Certificate of Incorporation of State Bancorp, Inc., as adopted on November 18, 1985, as corrected on January 29, 1986 and as amended on May 9, 1996, each incorporated by reference to Exhibits 3.1.1, 3.1.2 and 3.1.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, filed on August 9, 2006 (File No. 001-14783) and changed on July 25, 2007, as incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008, filed on August 11, 2008 (File No. 001-14783)

4.2
Amended and Restated Bylaws of State Bancorp, Inc., as amended effective as of September 23, 1997 and as further amended on April 29, 2003 and June 26, 2007, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 28, 2007 (File No. 001-14783)

4.3	Form of Indenture for Senior Notes**
4.4	Form of Indenture for Subordinated Notes**
4.5	Form of certificate of amendment of the Certificate of Incorporation with respect to any preferred stock issued hereunder*
4.6	Form of preferred stock certificate*
4.7	Form of warrant agreement to be filed as an exhibit*
4.8	Form of warrant certificate to be filed as an exhibit*
5	Opinion of Thacher Proffitt & Wood LLP**
12	Computation of Ratio of Earnings to Combined Fixed Charges**
23.1	Consent of Crowe Horwath LLP**
23.2	Consent of Thacher Proffitt & Wood LLP (included in Exhibit 5)
24	Power of Attorney**
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Trustee under the Indenture for Senior Notes***
25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Trustee under the Indenture for Subordinated Notes***

*To be filed subsequently by an amendment to the Registration Statement or by a Current Report of the Company on Form 8-K and incorporated by reference herein

**Filed herewith

               ***To be filed separately under Form “305B2”